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                                                                    EXHIBIT 10.7


                             COVENANT NOT TO COMPETE

      This Covenant Not to Compete (the "Agreement") dated as of the 12 day of August 2004, is between Angelo A. Fonzi ("Seller"), Universal Am-Can, Ltd. ("Buyer") and Universal Truckload Services, Inc. ("UTSI").

      WITNESSETH:

      WHEREAS, the Seller, as the sole shareholder of AFA Enterprises, Inc. ("AFA"), a Pennsylvania corporation, has sold all of the capital stock in AFA to Buyer under a Purchase Agreement dated August 12, 2004 between Seller and UTSI (the "Purchase Agreement"); and

      WHEREAS, under the Purchase Agreement, Seller has also sold to Buyer all of Seller's personal goodwill in the transportation industry ("Seller's Personal Goodwill"); and

      WHEREAS, AFA is the sole shareholder of All Purpose Leasing, Inc., Angesco, Inc., FSK Leasing, Inc., Great American Lines, Inc., Great American Logistics, Inc., and Independent Leasing & Personnel Corp. (hereafter, AFA and its subsidiaries are sometimes collectively referred to as the "Corporate Group"); and

      WHEREAS, Buyer is a subsidiary of UTSI, and is UTSI's assignee under the Purchase Agreement; and

      WHEREAS, it is possible, as the result of reorganization or other events, that the Corporate Group could be expanded or reorganized, and, as used in this Agreement, the term "Corporate Group" shall mean and include the Corporate Group as described above and as the same may be hereafter reorganized or expanded; and

      WHEREAS, UTSI has other subsidiaries in the same business as the Corporate Group; and

      WHEREAS, hereafter Buyer, the members of the Corporate Group, UTSI and the other subsidiaries of UTSI, whether now existing or hereafter acquired or formed, shall be collectively referred to as the "Protected Parties" and individually as a "Protected Party".

      WHEREAS, under the Purchase Agreement, Seller has agreed not to compete with the Protected Parties in accordance with the terms of this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants appearing in this Agreement, and to induce Buyer to

                                    EXHIBIT C

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consummate the transactions under the Purchase Agreement, the parties hereto hereby agree as follows:

                          SECTION 1 - GRANT OF COVENANT

      Seller (which term for the purposes of this Agreement shall include Seller individually and any other person or entity on whose behalf Seller may knowingly act or in which Seller may have an equity or other interest, except any interest in any publicly traded company of five percent (5%) or less, hereby, covenants, agrees and warrants that during the term of this Agreement:

            1.1 Seller shall not directly or indirectly compete with any Protected Party in any motor carrier transportation, transportation brokerage or logistics business ("the Competing Business") except on behalf of a Protected Party, offered and conducted by the Protected Parties, or any of them, within the Territory (as defined below).

            1.2 Seller shall not induce or encourage any employee, officer, director, commission or other agent, or independent contractor (including owner-operators and fleet owners) to terminate, cease or reduce any position, agreement, or employment, contractor, or other business relationship with any Protected Party; nor shall he hire, retain or employ any person who is an employee, officer, commission or other agent or contractor (including owner-operators and fleet owners) of any Protected Party.

            1.3 Seller shall not, in connection with any Competing Business, solicit, do business with or provide goods or services to any person or entity that is or was a customer, client, commission or other agent, owner-operator (including fleet owners) or contractor of any Protected Party. Seller shall not interfere with or intervene in any transaction or relationship between Buyer or any Protected Party, on the one hand, and any such person or entity, on the other hand. Seller shall not knowingly or intentionally damage or destroy the reputation or goodwill of any Protected Party or any regard for any Protected Party among its suppliers, employees, independent contractors (including owner-operators and fleet owners), commission or other agents, customers or others that have acquired (or shall hereafter acquire) goods or services from any Protected Party or that have engaged in any business or other transaction with any Protected Party.

            1.4 Seller acknowledges that each Protected Party possesses and will continue to develop or acquire certain Proprietary Information (as defined below) and that they have an important interest in protecting the confidentiality of such Proprietary Information and providing for the ownership of proprietary rights in that information.

            1.5 Seller agrees, during the term of this Agreement, not to disclose or use any such Proprietary Information. As used in this Agreement, "Proprietary Information" shall include all information contained in patents, patent applications,

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renewals or continuations, or other technical disclosures held or filed by any
Protected Party, business ideas, know-how, copyrights and copyright applications, trademarks and trademark applications, writings and designs, the identity of specific customers or potential customers, the identity of specific current or potential employees or independent contractors (including owner-operators and fleet owners), the identity of commission and other agents and the identity of business relationships with specific persons and specific business organizations, as well as all other information protectable as trade secrets, including computer programs, know-how, or marketing and business plans, strategies, business methods, unpublished financial statements, financing, financial and business plans and reports (whether or not disclosed to a government agency) budgets, projections, prices, costs, customer and supplier lists and training and promotional materials. Nothing contained in this Section is intended to prohibit Seller from using such Proprietary Information concerning the Corporate Group as may be required for Seller, its accountants and other representatives to prepare, file and support any tax returns and other necessary documents applicable to periods on and prior to the Effective Date of the Purchase Agreement.

            1.6 The "Territory" subject to this Agreement shall be the United States (other than Hawaii and Alaska), Mexico, and Canada.

            1.7 Seller acknowledges and agrees that the restrictions, rights and remedies under this Agreement are reasonable in duration and territory, are designed and necessary to protect the legitimate business interests of the Protected Parties in an appropriate manner under all of the circumstances, and do not confer a benefit on the Protected Parties disproportionate to the benefit received by the Seller as the result of the Purchase Agreement. Seller acknowledges and agrees that the Territory is reasonable and appropriate for the purposes of the parties to this Agreement.

            1.8 Seller agrees not to challenge the provisions of this Section 1 as invalid or unenforceable because of (i) the scope of the Territory, (ii) actions subject hereto or restricted hereby, or (iii) the period of time within which such provisions are effective; provided that such provisions shall be subject to the provisions of Section 5 of this Agreement.

                     SECTION 2 - CONSIDERATION FOR COVENANT

      The consideration for this Agreement shall consist of the inducement to Buyer to close and consummate the transactions under the Purchase Agreement, and the Purchase Price to be paid to Seller thereunder.

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                          SECTION 3 - INJUNCTIVE RELIEF

      Seller acknowledges that his breach or threatened violation of any of the restrictive covenants contained in Section 1 hereof will cause irreparable damage to one or more of the Protected Parties for which remedies at law would be inadequate. Seller further acknowledges that the restrictive covenants set forth herein are essential terms and conditions of the Purchase Agreement and to the decision of Buyer to consummate the transactions contemplated thereby. Seller, therefore, agrees that Buyer, UTSI and the other Protected Parties shall each be entitled to a decree or order by any court of competent jurisdiction enjoining such threatened or actual violation of any of such covenants. Such decree or order, to the extent appropriate, shall specifically enforce the full performance of any such covenant by Seller. In the event of a breach of this Agreement by Seller, Buyer, UTSI and the applicable Protected Parties shall be entitled to damages for such breach. The entitlement to damages and the amount of such damages shall be determined pursuant to applicable Michigan law. All of the foregoing remedies shall be in addition to all other remedies available at law or equity. If any portion of this Section 3 is adjudicated to be invalid or unenforceable, this Section 3 shall be deemed amended to delete therefrom the portion so adjudicated. Seller and Buyer hereby consent and agree to the jurisdiction of any court of competent jurisdiction in Macomb County, Michigan, or the Commonwealth of Pennyslvania, located in Alleghany County, Pennsylvania, or if it has or can acquire jurisidiction, in the United States District Court located in either Detroit, Michigan or Pittsburgh, Pennsylvania, and that these courts shall be the exclusive forum for any action relating to this Agreement.

                             SECTION 4 - CONTINUITY

      Subject to Section 6 hereunder, this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns, heirs, personal representations, executors, administrators, legatees and legal representatives.

                            SECTION 5 - SEVERABILITY

      Should any part of this Agreement, for any reason whatsoever, be declared invalid, illegal or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any portion which may for any reason be declared invalid. Notwithstanding this section, should a court of competent jurisdiction determine that any provision of this covenant is unreasonable because of geographic scope, duration, type or line of business, the court may modify the provisions of this Agreement to make it reasonable

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and enforceable, and, as so modified, this Agreement shall remain in full force and effect.

                             SECTION 6 - ASSIGNMENT

      This Agreement may be assigned, in whole or in part (including on a shared basis) by Buyer (a) in connection with any whole or partial transfer of the business operations and assets acquired under the Purchase Agreement and/or (b) to any entity affiliated with Buyer by common ownership. Any such assignee shall have the same rights and protections and be subject to all of the liabilities and obligations hereunder as Buyer. Within five (5) days after any assignment contemplated by this Section, Buyer will deliver to Seller signed originals of all documents executed in order to implement the assignment.

                               SECTION 7 - NOTICES

            7.1 All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by recognized national overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

      If to Seller, to:                     Angelo A. Fonzi
                                            933 Waterville Court
                                            Dyer, IN 46311

      If to Protected Party, at:            11355 Stephens Road
                                            Warren, Michigan  48089
                                            Attn: Mr. Robert Sigler

            7.2 Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or three (3) business days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified in
Section 7.1 by written notice to the other parties hereto.

                               SECTION 8 - WAIVER

      The failure of any party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith or with any other term, condition or provision, and said terms, conditions and provisions shall remain in full force and

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effect. No waiver of any term, condition or provision of this Agreement on the part of any party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

                                SECTION 9 - TERM

      Except as otherwise provided herein, the term of this Agreement shall begin on the Closing Date of the Purchase Agreement and shall expire on the date which is the later of the date which is (a) five (5) years after the Closing Date under the Purchase Agreement or (b) one (1) year after the expiration of the terms of the Consulting Agreement between Buyer and Seller executed in connection with the Purchase Agreement. In the event the Stock Purchase transaction is not consummated, this Agreement shall be of no force and effect.

                           SECTION 10 - GOVERNING LAW

      This Agreement shall be construed in accordance with the laws of the State of Michigan without regard to the conflict of laws principles.

                            [SIGNATURE PAGE FOLLOWS]

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      Executed the date first written above.

                                            "SELLER"


                                                 /s/  Angelo A. Fonzi
                                            ------------------------------------
                                                      Angelo A. Fonzi

                                            "BUYER"
                                            Universal Am-Can, Ltd.

                                            By: /s/ Donald B. Cochran
                                               ---------------------------------
                                               Its: President
                                                   -----------------------------

                                            "UTSI"

                                            Universal Truckload Services, Inc.

                                            By: /s/ Robert E. Sigler
                                               ---------------------------------
                                               Its: Vice President
                                                   -----------------------------

                   [SIGNATURE PAGE TO COVENANT NOT TO COMPETE]

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